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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2005

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive office and registrant's telephone number	IRS Employer Identification Number
1-3198	Idaho Power Company 1221 W. Idaho Street Boise, ID 83702-5627 (208) 388-2200	82-0130980

State or Other Jurisdiction of Incorporation: Idaho

None

Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

/
/    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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/    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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/    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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/    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

IDAHO POWER COMPANY
Form 8-K

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Selling Agency Agreement

        On May 9, 2005, Idaho Power Company (the "Company") entered into a Selling Agency Agreement, attached hereto as Exhibit 1, in connection with the issuance and sale by the Company of up to $200,000,000 aggregate principal amount of First Mortgage Bonds, Secured Medium-Term Notes, Series F to be issued under an Indenture of Mortgage and Deed of Trust, dated as of October 1, 1937, between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) and R.G. Page, as Trustees (Stanley Burg, successor individual trustee), as supplemented by all indentures supplemental thereto.

Fortieth Supplemental Indenture to Mortgage and Deed of Trust

        On May 9, 2005, the Company entered into the Fortieth Supplemental Indenture, dated as of May 1, 2005, to the Indenture of Mortgage and Deed of Trust, dated as of October 1, 1937, between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) and R.G. Page, as Trustees (Stanley Burg, successor individual trustee), a copy of which is attached hereto as Exhibit 4, for the purposes included therein, including the issuance of a Thirty-sixth series of Bonds under the Indenture, in the aggregate principal amount of up to $200,000,000, to be designated as First Mortgage Bonds, Secured Medium-Term Notes, Series F.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

        (c) Exhibits.

Number	Description
1.	Idaho Power Company Selling Agency Agreement, dated May 9, 2005
4.	Idaho Power Company Fortieth Supplemental Indenture to Mortgage and Deed of Trust, dated as of May 1, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2005

IDAHO POWER COMPANY
By:	/s/ DARREL T. ANDERSON Darrel T. Anderson Senior Vice President—Administrative Services and Chief Financial Officer

INDEX TO EXHIBITS

Number	Description
1.	Idaho Power Company Selling Agency Agreement, dated May 9, 2005
4.	Idaho Power Company Fortieth Supplemental Indenture to Mortgage and Deed of Trust, dated as of May 1, 2005

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IDAHO POWER COMPANY Form 8-K
SIGNATURES
INDEX TO EXHIBITS